LICENSE AGREEMENT

      This Agreement, made at Hartford, Connecticut, this 4th day of April, 1989 by and between Aetna Life and Casualty Company, a Connecticut corporation with a principal place of business at 151 Farmington Avenue, Hartford, Connecticut (hereinafter called "Licensor") and Aetna Investment Advisers Fund, Inc., a Maryland corporation with a principal place of business at 1001 Liberty Avenue, Pittsburgh, Pennsylvania (hereinafter called "Licensee").

WITNESSETH:
-----------

      WHEREAS, Licensor either directly or by its affiliated companies has adopted and is using and is the owner of the service mark and registration thereof listed on Schedule A attached hereto and made a party hereof (hereinafter referred to collectively as the "Licensed Service Mark"), which service mark has become valuable and important in identifying the high quality of services rendered under the said mark by the Licensor, and

      WHEREAS, Licensee is a related company of Licensor by virtue of the management of the assets of Licensee by Aetna Life Insurance and Annuity Company, a wholly-owned subsidiary of Licensor; and

      WHEREAS, the parties deem it in the interest of each, and it is the intention and desire of the parties, that Licensee be permitted to use the Licensed Service Mark as identifying the services of Licensee specified hereinafter and that it be permitted to use the name of "Aetna" as a part of its name; and

      WHEREAS, both parties recognize the desire to maintain and preserve the validity and integrity of the Licensed Service Mark forming the subject matter of this Agreement,

      NOW, THEREFORE, for good and valuable consideration, the receipt whereof is hereby acknowledged, and in consideration and of their mutual promises and undertakings, the parties hereto agree as follows:

      1. Licensor grants to Licensee and Licensee accepts a nonexclusive license to use the Licensed Service Mark throughout the United States and Canada in connection with and for identifying the investment services provided by Licensee.

      2. The license granted in paragraph 1 hereof includes the grant of permission to Licensee to use the name "Aetna" as a part of its name.

      3. No right is granted to Licensee to use any other service mark of Licensor not now or hereafter listed in Schedule A hereof.

      4. Licensor shall have the right to control the nature and quality of the services performed by Licensee under the Licensed Service Mark and Licensee agrees to maintain the same high quality of services as are maintained by Licensor and that it will conform to the performance standards established by Licensor. Licensee shall submit to Licensor such evidence as Licensor may reasonably require to insure Licensee's compliance with its obligations set forth herein.

      5. It is expressly stipulated that the use of the Licensed Service Mark by Licensee shall inure to the benefit of Licensor and any registration of said name covering the services performed by Licensee under this license shall be registered in the name of Licensor, it being understood that the present license will not in any way affect the ownership by Licensor of the Licensed Service Mark which shall continue to be the exclusive property of Licensor. Licensee shall not at any time do or cause to be done any act contesting or in any way impairing or tending to impair Licensor's entire right, title and interest in the Licensed service Mark and the registration thereof.

      6. Licensor shall have the right to control the form and manner in which the Licensed Service Mark is used by Licensee upon or in connection with advertisements, brochures or other printed material used in the sale or advertising of Licensee's shares and Licensee agrees, upon request of Licensor, to furnish Licensor with specimens of all such advertisements, brochures or other printed material used by Licensee and that it will discontinue the use of any such advertisements, brochures or other printed material which is not or ceases to be approved by Licensor.

      7. The consideration for the grant of this license shall be fixed at the rate of One Dollar per year, Licensee to make payments annually.

      8. Licensee shall not be deemed by virtue of this Agreement to be the agent or legal representative of Licensor and shall not by virtue of this Agreement have the right or authority to pledge the credit of or incur, any obligation, expressed or implied, on behalf of Licensor.

      9. The right to institute and prosecute suits for infringement of the Licensed Service Mark is reserved exclusively to Licensor, and Licensor shall have the right to join Licensee in any such suit as a formal party. Licensee agrees to assist Licensor to the best of its ability and at Licensor's expense in any such suit brought by Licensor. It is understood, however, that Licensor is not obligated to institute and prosecute any such suits in any case in which it, in its sole judgment, may consider it inadvisable to do so.

      10. Unless sooner terminated as hereinafter provided, this Agreement shall continue in full force and effect for a period of one (1) year from its effective date and shall be automatically renewed thereafter from year to year. Licensor shall have the unrestricted right to cancel this Agreement at any time upon written notice to Licensee.

      11.   This Agreement shall automatically terminate in the event that:

            a) Licensee does not comply with any provisions of this Agreement and the breach is not remedied within twenty (20) days of written request thereof from Licensor.

            b) Aetna Life Insurance and Annuity Company or another affiliate of Licensor ceases to manage, directly or indirectly, the assets of Licensee.

            c) Licensee is dissolved, or a petition of bankruptcy is filed against it, or if Licensee is placed in the hands of a receiver or otherwise enter into any scheme or composition with creditors, or makes an unauthorized assignment for the benefit of creditors.

      12. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by Licensee nor shall they inure to the benefit of any trustee in bankruptcy, receiver or successor of Licensee, whether by operation of law or otherwise without the written consent of Licensor, and any assignment or transfer without such consent shall be null and void.

      13. Upon termination of this Agreement, Licensee shall immediately discontinue all use of the Licensed Service Mark and shall not thereafter use any Mark which is similar or likely to cause confusion therewith.

      14. This Agreement supersedes all other agreements between Licensor and Licensee with respect to the use of the Licensed ServiceMark.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                    AETNA LIFE AND CASUALTY COMPANY




                                     By /s/ Lucille M. Nickerson
                                        ------------------------

                                  Title Corporate Secretary
                                        ------------------------

ATTEST:


/s/ Paige L. Falasco
-------------------------
Paige L. Falasco
Assistant Corporate Secretary



                                     AETNA INVESTMENT ADVISERS FUND, INC.




                                     By /s/ John McGongile
                                        ------------------------

                                  Title President
                                        ------------------------
ATTEST:


/s/ George N. Gingold
-------------------------
George N. Gingold

                                   SCHEDULE A

      The following service mark and registrations are hereby licensed by Licensor to Licensee in accordance with the terms of the Agreement dated April 4, 1989 by and between Aetna Life and Casualty Company (Licensor) and Aetna Investment Advisers Fund, Inc. (Licensee).

      1.    Service Mark:

            Aetna logo - block design, without legend.

      2.    Registration:

      Reg. No. 822,577, Class 102, issued January 17, 1967 in the United States Patent Office.

                    APPLICATION FOR LICENSE TO USE AETNA NAME

1.    Name of entity to be Licensed (Licensee)

      Aetna Investment Advisers Fund, Inc.
      ------------------------------------

2.    Name of person submitting application:  George N. Gingold
      Phone Number (203) 273-4686             -----------------
                   --------------

3.    Address of Licensee's principal place of business:

      1001 Liberty Avenue
      -------------------
      Pittsburgh, Pennsylvania 15222-3779
      -----------------------------------

4.    State of Incorporation of filing:   Maryland
                                          --------

5.    Type of entity - e.g., Corporation, Partnership:  Corporation
                                                        -----------

6.    Any other name under which Licensee operates:  None
                                                     ----

7.    Nature of Licensee's business: Diversified open-end management investment
      company (mutual fund)          ------------------------------------------
      --------------------

8.    Does Licensee want to use the orange block logo? Yes
                                                       ---

19. Does Licensee want to use the logo with the words "Aetna Life & Casualty" beneath it? If so, please briefly why.
      No
      --

10. Trace ownership of Licensee back to Aetna Life and Casualty Company - Show exact percentages of holdings of each Aetna affiliate in the ownership chain.

      Aetna Investment Advisers Fund, Inc. is a diversified open-end management
      -------------------------------------------------------------------------
      investment company whose shares are sold only to Aetna Life Insurance and
      -------------------------------------------------------------------------
      Annuity Company ("Company"), a wholly-owned subsidiary of Aetna Life and
      ------------------------------------------------------------------------
      Casualty Company, for allocation to its separate accounts established for
      -------------------------------------------------------------------------
      the purpose of funding variable annuity contracts issued by the Company.
      ------------------------------------------------------------------------
      At the date of this application, the Company owns 100% of the Fund's
      --------------------------------------------------------------------
      shares outstanding, having provided $125,000 of initial capital to the
      ----------------------------------------------------------------------
      Fund.
      -----

11. If Licensee will be doing any business out of the United States, what has the Tax Section of the Law Department recommended as an annual fee?

      Not Applicable
      --------------